EXHIBITS 5.1 AND 23.2

                        SCHNEIDER WEINBERGER & BEILLY LLP
                      2200 CORPORATE BLVD., N.W., SUITE 210
                            BOCA RATON, FLORIDA 33431

                                 August 25, 2008

Cape Cod Aquaculture Corp.
440 Massasoit Road
Eastham, Massachusetts 02642

         RE: REGISTRATION STATEMENT ON FORM S-1 (THE "REGISTRATION STATEMENT"); CAPE COD AQUACULTURE CORP. (THE "COMPANY")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration for public sale of an aggregate of 3,000,000 shares of common stock of the Company, $0.001 par value, (hereinafter referred to as the "Registerable Securities"), all as described in the Registration Statement.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Securities; (c) the Registration Statement and the exhibits thereto solely as they pertain to the Registerable Securities; (d) applicable provisions of the Nevada Revised Statutes of the State of Nevada, the corporate laws of the State of Nevada and published judicial and administrative interpretations thereof, and
(e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon and subject to the foregoing, we are of the opinion that the Registerable Securities, when issued in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, provided that such consent shall not constitute an admission that we are an "Expert" within the meaning of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        SCHNEIDER WEINBERGER & BEILLY LLP

                                        /s/ Schneider Weinberger & Beilly LLP